EXHIBIT 10.35
LEASE
227 MONROE STREET, INC.,
a Delaware corporation,
Landlord
and
KR CALLAHAN & COMPANY, LLC,
an Illinois limited liability company,
Tenant
for
AT&T Corporate Center
227 West Monroe Street
Chicago, Illinois
May 8, 2006

 i

Schedule of Exhibits

Exhibit A	Floor Plan

Exhibit B	Definitions

Exhibit C	Workletter

Exhibit D	Design Standards

Exhibit E	Cleaning Specifications

Exhibit F	Rules and Regulations

Exhibit G	Form of Letter of Credit

Exhibit H	Form of SNDA
 ii

LEASE
     THIS LEASE is made as of the 8th day of May, 2006 (“Effective Date”), between 227 MONROE STREET, INC., a Delaware corporation (“Landlord”), and KR CALLAHAN & COMPANY, LLC, an Illinois limited liability company (“Tenant”).
     Landlord and Tenant hereby agree as follows:
ARTICLE 1
BASIC LEASE PROVISIONS

PREMISES	A portion of the thirty-eighth (38th) floor of the Building known as Suite 3880, as more particularly shown on Exhibit A.

BUILDING	The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as AT&T Corporate Center, 227 West Monroe Street, Chicago, Illinois.

REAL PROPERTY	The Building, together with the plot of land upon which it stands.

COMPLEX	Franklin Center, comprised of the buildings known as the AT&T Corporate Center and the USG Building, as described in Exhibit B.

DELIVERY DATE	The date of execution and delivery of this Lease by both Landlord and Tenant.

COMMENCEMENT DATE	The earlier of: (i) the date on which Tenant Substantially Completes the Initial Installations and (ii) August 1, 2006.

EXPIRATION DATE	The last day of the 120th full calendar month following the Commencement Date, or the last day of any renewal or extended term, if the Term of this Lease is extended in accordance with any express provision hereof.

TERM	The period commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES	Executive and general offices.

TENANT’S PROPORTIONATE SHARE	0.2598%

AGREED AREA OF BUILDING	1,540,831 rentable square feet, as mutually agreed by Landlord and Tenant. The agreed area of the Building and the agreed area of the Premises have both been determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings, promulgated by BOMA, ANSI/BOMA Z65.1 1996.

AGREED AREA OF	4,003 rentable square feet, as mutually agreed by Landlord and Tenant.
PREMISES

				Annual Base	Monthly Base
		Lease Year	Net Rent	Rent	Rent
FIXED RENT
	1	8/1/2006	$25.44	$101,836.32	$8,486.36
	2	8/1/2007	$26.18	$104,802.54	$8,733.55
	3	8/1/2008	$26.94	$107,855.53	$8,987.96
	4	8/1/2009	$27.73	$110,997.83	$9,249.82
	5	8/1/2010	$28.54	$114,232.07	$9,519.34
	6	8/1/2011	$29.37	$117,560.94	$9,796.74
	7	8/1/2012	$30.22	$120,987.22	$10,082.27
	8	8/1/2013	$31.11	$124,513.78	$10,376.15
	9	8/1/2014	$32.01	$128,143.56	$10,678.63
	10	8/1/2015	$32.95	$131,879.59	$10,989.97

ADDITIONAL RENT	All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Tax Payment, Tenant’s Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.

INTEREST RATE	The lesser of (i) 4% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable Requirements.

LETTER OF CREDIT	$293,257.00, subject to reduction as set forth in Section 27.5.

TENANT’S ADDRESS FOR NOTICES	Until Tenant commences business operations from the Premises:

KR Callahan & Company, LLC
43 Kennilworth Avenue
Kennilworth, IL 60043
Attn: Kevin Callahan

Thereafter:

KR Callahan & Company, LLC
227 West Monroe Street, Suite 3880
Chicago, Illinois 60661
Attn: Kevin Callahan

With a copy to:

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Attn: David De Yoe

LANDLORD’S ADDRESS	227 Monroe Street, Inc.
FOR NOTICES	c/o Tishman Speyer Properties, L.P.
227 West Monroe Street
Office of the Building
Chicago, Illinois 60661
Attn: Property Manager

Copies to:

Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attn: Chief Legal Officer

and:

Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attn: Chief Financial Officer

TENANT’S BROKER	Bradford Allen Realty Services

LANDLORD’S AGENT	Tishman Speyer Properties, L.P. or any other person or entity designated at any time and from time to time by Landlord as Landlord’s Agent.

LANDLORD’S CONTRIBUTION	$320,240.00
     All capitalized terms used in this Lease without definition are defined in Exhibit B.
ARTICLE 2
PREMISES; TERM; RENT
     Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with others, the Common Areas.
     Section 2.2 Commencement Date. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Commencement Date. The Term of this Lease shall commence on the Commencement Date. Unless sooner terminated or extended as hereinafter provided, the Term shall end on the Expiration Date. If Landlord does not tender possession of the Premises to Tenant on or before the Delivery Date or any other particular date, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until the Commencement Date. Notwithstanding the foregoing, the Commencement Date shall be extended by one day for each day delivery of the Premises is delayed past the Delivery Date. In addition, if the Delivery Date does not occur on or before November 1, 2006 then Tenant shall have the right to terminate this Lease effective upon delivery or written notice thereof to Landlord on or before December 1, 2006, provided further, however, that Tenant shall not be entitled to so terminate this Lease if the Delivery Date occurs subsequent to November 1, 2006 but prior to delivery of such notice by Tenant. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Premises are vacant, in the condition required by this Lease and available for Tenant’s occupancy. Except as otherwise provided herein, no failure to tender possession of the Premises to Tenant on or before the Delivery Date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Commencement Date for any delay in the tender of possession to Tenant which results from any Tenant Delay.
     Section 2.3 Payment of Rent.
          (a) Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds into any lockbox account or accounts as designated by Landlord, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Landlord shall provide the information for such lockbox account(s) pursuant to instructions separate from this Lease.
          (b) Notwithstanding anything contained herein to the contrary, but provided no Event of Default exists hereunder, Tenant’s obligations for Fixed Rent, Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes shall be abated for a period of ten (10) full calendar months commencing on the Commencement Date (the “Free Rent Period”). In the event that an Event of Default shall occur prior to or during the Free Rent Period, then any current abatement shall immediately cease, any further abatement during the remainder of the Free Rent Period shall be null and void and Tenant shall thereafter pay full Fixed Rent, Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes for the remainder of the Term. In the event the Lease terminates or expires at any time prior to the expiration of the Free Rent Period, Tenant shall have no claim to any payment of any unutilized abatement.
     Section 2.4 First Month’s Rent. Tenant shall pay one month’s Fixed Rent upon the execution of this Lease (“Advance Rent”) which shall be credited towards the first month’s Fixed Rent payment.
ARTICLE 3
USE AND OCCUPANCY
     Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building or Complex to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

ARTICLE 4
CONDITION OF THE PREMISES
     Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Delivery Date “as is”, and (b) that except for Landlord’s Contribution described in Exhibit C attached hereto, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Any work to be performed by Tenant in connection with Tenant’s initial occupancy of the Premises shall be hereinafter referred to as the “Initial Installations”. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises, the Building and Complex were in a good and satisfactory condition as required by this Lease.
ARTICLE 5
ALTERATIONS
     Section 5.1 Tenant’s Alterations.
          (a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations”) without Landlord’s prior consent, which consent shall not be unreasonably withheld if such Alterations (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building, the Complex or the Premises, and (iv) do not violate any Requirement. In addition, Tenant shall have the right to install, on notice to Landlord but without Landlord’s consent, a waterfall or fountain in the reception area of the Premises which may be visible from the common corridors provided, however, that Landlord’s reasonable prior approval will be required if such water feature will be connected to a water supply. Notwithstanding the foregoing, Tenant shall have the right to make decorative alterations, such as painting, wall coverings, and floor coverings (collectively, “Decorative Alterations”) without first obtaining Landlord’s consent.
          (b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration), commercial general liability (including property damage coverage) and business auto insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Tenant shall give Landlord not less than 5 Business Days notice prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration.

          (c) Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with “as-built” Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.
     Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with the Plans, and by contractors approved by Landlord, (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord, and (d) at Tenant’s expense. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building and Complex then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. Upon completion of any Alterations hereunder, Tenant shall provide Landlord with copies of all construction contracts, proof of payment for all labor and materials, and final unconditional waivers of lien from all contractors, subcontractors, materialmen, suppliers and others having lien rights with respect to such Alterations, in the form prescribed by Illinois law.
     Section 5.3 Removal of Tenant’s Property. Tenant’s Properly shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, remove any Specialty Alterations and close up any slab penetrations in the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises, the Building or Complex caused by Tenant’s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease.
     Section 5.4 Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 10 days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.
     Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building or Complex, if, in Landlord’s sole reasonable judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building or Complex by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building or Complex immediately.

     Section 5.6 Tenant’s Costs. Tenant shall pay to Landlord, upon demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building or Complex personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations. In addition, Tenant shall pay to Landlord, upon demand, an administrative fee in an amount equal to 5% of the total cost of any Alterations. At Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.
     Section 5.7 Tenant’s Equipment. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building or Complex and shall pay to Landlord any costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours reasonably designated by Landlord.
     Section 5.8 Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant require Landlord to make any alterations or improvements to any part of the Building or Complex in order to comply with any Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.
     Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot “live load”. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.
ARTICLE 6
REPAIRS
     Section 6.1 Landlord’s Repair and Maintenance. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems and (ii) the Common Areas, in conformance with standards applicable to Comparable Buildings.
     Section 6.2 Tenant’s Repair and Maintenance. Tenant shall promptly, at its expense and in compliance with Article 5 including, without limitation, the requirement that any repairs affecting any Building System be reviewed and approved by Landlord’s designated engineer for the affected Building System, make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems in and serving the Premises from the point of connection to the Building Systems) (collectively, “Tenant Fixtures”) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage which is Landlord’s obligation to repair pursuant to the express provisions of this Lease. All damage to the Building or Complex or to any portion thereof, or to any Tenant Fixtures, requiring structural or nonstructural repair caused by or resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials.
     Section 6.3 Reserved Rights. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, Complex and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Work of Improvement”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Work of Improvement, provided that (a) the level of any Building or Complex service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Work of Improvement), (b) Tenant is not deprived of access to the Premises and (c) Landlord gives Tenant not less than five (5) days notice prior to commencing any Work of Improvement, except in the event of an emergency in which case no notice shall be required. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Work of Improvement. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Work of Improvement. Except in the event of an emergency (in which event the following provision shall not apply) if the noise generated during the conduct of (i) any Work of Improvement performed by any Landlord Party in the Building, or (ii) any work in Building premises immediately adjacent to or above or below the Premises by any tenant or other occupant of the Building, is so disruptive that as a result thereof, Tenant cannot, in the exercise of its reasonable business judgment, operate its business and such noise continues for more than one (1) Business Day following written notice thereof from Tenant to Landlord, then, as of the (2nd) Business Day, Rent and all other charges payable to Landlord hereunder shall abate until such time as the noise has ceased, at which time Tenant shall resume the payments required hereunder. Further, in the event that any Landlord Party enters into the Premises under non-emergency situations in order to perform Work of Improvements and/or repairs thereto or to any other portion of the Building and, as a result thereof, Tenant cannot, in the exercise of its reasonable business judgment, operate its business therein, Rent payable to Landlord hereunder shall abate in proportion to the degree of interference from the date of such closure until such time as the condition giving rise to said closure has been corrected, at which time Tenant shall resume the payments required hereunder.
ARTICLE 7
TAXES AND OPERATING EXPENSES
     Section 7.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

     (a) “Assessed Valuation” shall mean the amount for which the Real Property is assessed by the County Assessor of Cook County, Illinois for the purpose of imposition of Taxes.
     (b) “Operating Expenses” shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, including the rental value of Landlord’s Building office and capital improvements only if such capital improvement either (i) is reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement), provided the amount included in Operating Expenses for any calendar year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (ii) is made during any calendar year in compliance with Requirements that were not in effect on the Effective Date. Such capital improvements shall be amortized (with interest at the Base Rate) on a straight-line basis over such period as Landlord shall reasonably determine, and the amount included in Operating Expenses for any calendar year shall be equal to the annual amortized amount. Operating Expenses shall not include any Excluded Expenses. If during the Term, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any accruable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for any calendar year, if less than 100% of the Building rentable area is occupied by tenants at any time during any calendar year, Operating Expenses shall be determined for such calendar year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 100% throughout such calendar year.
     (c) “Taxes” shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, or (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord. Whether or not Landlord elects to pay any assessment in annual installments, (i) all such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each calendar year of the Term the installments of such assessment becoming payable during each such calendar year, together with interest payable during such calendar year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.
     Section 7.2 Tenant’s Tax Payment.
          (a) Tenant shall pay to Landlord Tenant’s Proportionate Share of Taxes (“Tenant’s Tax Payment”). For each calendar year (or portion thereof) during the Term, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Tax Payment for such calendar year (the “Tax Estimate”). Tenant shall pay to Landlord on the 1st day of each month during the Term an amount equal to 1/12 of the Tax Estimate for such calendar year. If Landlord furnishes a Tax Estimate for a calendar year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding calendar year, (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Tax Estimate previously made for such calendar year were greater or less than the installments of Tenant’s Tax Estimate to be made for such calendar year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after demand there for, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such calendar year, Tenant shall pay to Landlord an amount equal to 1/12 of the Tax Estimate. Landlord shall have the right, upon not less than 30 days prior written notice to Tenant, to reasonably adjust the Tax Estimate from time to time during any calendar year.
          (b) As soon as reasonably practicable after Landlord has determined the Taxes for a calendar year, Landlord shall furnish to Tenant a statement showing: (i) the amount of actual Taxes for such calendar year, (ii) the actual amount of Tenant’s Tax Payment for such calendar year, and (iii) the sums paid by Tenant under Section 7.2(a). If the Statement shall show that the sums paid by Tenant under Section 7.2(a) exceeded the actual amount of Tenant’s Tax Payment for such calendar year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder (or, if a sufficient amount of Rent to absorb the refund is not payable hereunder, Landlord shall pay the refund to Tenant in cash). If the statement shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment for such calendar year, Tenant shall pay the amount of such deficiency within 30 days after delivery of the Statement to Tenant.
          (c) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default. If Landlord receives a refund of Taxes for any calendar year during the Term, Landlord shall credit against subsequent payments of Rent due hereunder (or, if a sufficient amount of Rent to absorb the refund is not payable hereunder, Landlord shall pay the refund to Tenant in cash) an amount equal to Tenant’s Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment paid for such calendar year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation. The benefit of any exemption or abatement relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without taking into account any such exemption or abatement.

          (d) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand.
          (e) Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any Taxes as the result of any reduction, abatement or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax-exempt status.
Section 7.3 Tenant’s Operating Payment.
          (a) Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Expenses (“Tenant’s Operating Payment”). For each calendar year (or portion thereof) during the Term, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such calendar year (the “Expense Estimate”). Tenant shall pay to Landlord on the 1st day of each month during the Term an amount equal to 1/12 of the Expense Estimate for such calendar year. If Landlord furnishes an Expense Estimate for a calendar year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding calendar year, (ii) promptly after the Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such calendar year were greater or less than the installments of Tenant’s Operating Payment to be made for such calendar year in accordance with the Expense Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such calendar year, Tenant shall pay to Landlord an amount equal to 1/12 of the Expense Estimate. Landlord shall have the right, upon not less than 30 days prior written notice to Tenant, to reasonably adjust the Expense Estimate from time to time during any calendar year.
          (b) As soon as reasonably practicable following the end of each calendar year, Landlord shall furnish to Tenant a statement for such calendar year showing: (i) the amount of Operating Expenses for such calendar year, (ii) the actual amount of Tenant’s Operating Payment for such calendar year, and (iii) the same paid by Tenant under Section 7.3(a). If the statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such calendar year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder (or, if a sufficient amount of Rent to absorb the refund is not payable hereunder, Landlord shall pay the refund to Tenant in cash). If the statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such calendar year, Tenant shall pay the amount of such deficiency within 30 days after delivery of the statement to Tenant.
     Section 7.4 Non-Waiver; Disputes.
          (a) Landlord’s failure to render any statement on a timely basis with respect to any calendar year shall not prejudice Landlord’s right to thereafter render a statement with respect to such calendar year or any subsequent calendar year, nor shall the rendering of a statement prejudice Landlord’s right to thereafter render a corrected statement for that calendar year.
          (b) Each statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such statement, without prejudice to Tenant’s right to dispute such statement, and (ii) within 90 days after such statement is sent, sends a notice to Landlord objecting to such statement and specifying the reasons therefor. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated, in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such statement within 30 days following such notice of objection, either party may refer the issues raised to one of the nationally recognized public accounting firms selected by Landlord (but not employed by Landlord) and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than 5% for such calendar year, in which case Landlord shall pay such fees and expenses. Except as provided in this Section 7.4, Tenant shall have no right whatsoever to dispute, by judicial proceeding or otherwise, the accuracy of any statement.
     Section 7.5 Proration. If the Commencement Date is not January 1, Tenant’s Tax Payment and Tenant’s Operating Payment for the calendar year in which the Commencement Date occurs shall be apportioned on the basis of the number of days in the year from the Commencement Date to the following December 31. If the Expiration Date occurs on a date other than December 31st, Tenant’s Tax Payment and Tenant’s Operating Payment for the calendar year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1st to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be adjusted or paid within 30 days after submission of the statement for the last calendar year of the Term. Landlord shall have the right, from time to time, to equitably allocate some or all of the Taxes and/or Operating Expenses for the Real Property among different portions or occupants of the Real Property (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Real Property and the retail space tenants of the Real Property. The Taxes and/or Operating Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.
     Section 7.6 No Reduction in Rent. In no event shall any decrease in Operating Expenses or Taxes result in a reduction in the Fixed Rent payable hereunder.
     Section 7.7 Allocation Within the Complex. Landlord shall separately determine Taxes and Expenses for the Real Property and the adjoining property within the Complex. If any Taxes or Expenses are imposed or incurred with respect to both the Real Property and such adjoining property (including the cost of a shared management office), Landlord shall allocate the same in accordance with sound accounting and management practices and any instruments or agreements pertaining to the sharing or allocation of the same.

ARTICLE 8
REQUIREMENTS OF LAW
     Section 8.1 Compliance with Requirements.
          (a) Tenant’s Compliance. Tenant, at its expense, shall comply with all Requirements applicable to the Premises and/or Tenant’s use or occupancy thereof; provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any structural alterations to the Building or Complex unless the application of such Requirements arises from (i) the specific manner and/or nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any repairs or alterations required for compliance with applicable Requirements shall be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System, and to the extent such repairs or alterations do not affect areas outside the Premises, or (2) by Landlord if such repairs or alterations are structural or affect any Building System, or to the extent such repairs or alterations affect areas outside the Premises. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.
          (b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Building or Complex, (ii) the storage or use of Hazardous Materials in or about the Building, Complex or Premises (subject to the second sentence of this Section 8.1(b)), or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building or Complex. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building or Complex which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time.
          (c) Landlord’s Compliance. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building or Complex which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses. Landlord represents to Tenant that Landlord has not received any written notice with respect to (i) the existence of any Hazardous Materials in the Premises in violation of any Requirements or (ii) the Premises’ failure to comply, in any material respect, with any Requirements. Notwithstanding the foregoing, in the event of a breach of the foregoing representation by Landlord, Tenant’s sole remedy shall be to require Landlord to remedy the cause of such breach.
          (d) Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building or Complex, (iii) cause an increase in the premiums of insurance for the Building or Complex over that payable with respect to Comparable Buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building, Complex or any property therein in amounts and against risks as reasonably determined by Landlord. If insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased insurance premiums paid by Landlord as a result of such failure by Tenant.
     Section 8.2 Fire and Life Safety. As of the date of this Lease, the sprinkler, fire-alarm and life-safety system in the Premises are in compliance with all Requirements. As of the date of this Lease, it shall be the Tenant’s responsibility, at Tenant’s sole cost, to comply with all Requirements and the other obligations set forth in this Section 8.2. Tenant shall maintain in good order and repair the sprinkler, fire-alarm and life-safety system in the Premises in accordance with this Lease including, without limitation, the provisions of Section 6.2 respecting any repairs affecting any Building System, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building or Complex by reason of Tenant’s business, any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense.
ARTICLE 9
SUBORDINATION
Section 9.1 Subordination and Attornment.
          (a) Provided that the Mortgagee or Lessor under any Mortgages or Superior Leases enters into a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit H attached hereto and made a part hereof, this Lease shall be subject and subordinate to all Mortgages and Superior Leases and, at the request of such Mortgagee or Lessor, Tenant shall attorn to any Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.
          (b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, and (ii) setting forth the terms and conditions of Tenant’s tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be
               (i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

               (ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;
               (iii) bound by any prepayment of more than one month’s Rent to any prior landlord;
               (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;
               (v) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;
               (vi) bound by any modification, amendment or renewal of this Lease made without the consent of such successor landlord or any previous Lessor or Mortgagee under the Superior Lease or Mortgage in effect at the time of such modification, amendment or renewal;
               (vii) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or
               (viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.
          (c) Tenant shall from time to time within 20 days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination.
     Section 9.2 Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease.
     Section 9.3 Tenant’s Termination Right. As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) a reasonable period of time (but not longer than any applicable period for cure provided to Landlord hereunder plus sixty (60) days) shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to affect such remedy.

     Section 9.4 Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building, Complex or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage;
     Section 9.5 Future Condominium Declaration. This Lease and Tenant’s rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the “Declaration”) which may be recorded regardless of the reason therefor, in order to subject the Building or Complex to a condominium form of ownership pursuant to the Illinois Condominium Property Act or any successor Requirement, provided that the Declaration does not by its terms increase the Rent, change Tenant’s non-Rent obligations or adversely affect Tenant’s rights under this Lease. At Landlord’s request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime.
ARTICLE 10
SERVICES
     Section 10.1 Electricity. Landlord shall not furnish electricity, but shall permit Tenant to make direct arrangements to obtain electricity from Commonwealth Edison Company or another utility approved by Landlord, and shall permit Landlord’s electric cables, circuits, riser lines, feeders and related Building Systems to be used for such purpose, but only to the extent that: (i) all such Building Systems are suitable, and the safe and lawful capacity thereof is not exceeded, (ii) sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord’s discretion, and (iii) Tenant uses only normal quantities and types of office equipment and lighting in the Premises typical of average office use. Tenant shall make all arrangements for metering and direct payment for such electricity with such utility. Tenant shall pay for all electricity consumed in the Premises when due (including electricity during janitorial or other service, during any alterations or repairs, and for any special HVAC and lighting equipment serving the Premises). Landlord shall exclude such electricity costs from Expenses (except Landlord may elect from time to time to include electricity for separately metered building standard overhead lights in Expenses, in lieu of requiring payment by Tenant hereunder). Tenant’s connections, and installation of new cables, circuits, feeders, meters or other equipment, shall be at Tenant’s sole cost, and shall be subject to Landlord’s prior written approval and the other provisions of Article 5 respecting Alterations, and the Rules and Regulations respecting access to the utility closets.
     Section 10.2 Excess Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building or Complex. Tenant shall not use any electrical equipment, which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage to the Building, Complex or the

Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or Complex, or exceed the limits of the switchgear or other facilities serving the Building or Complex, or require power in excess of that available from the utility company serving the Building or Complex.
     Section 10.3 Elevators. Landlord shall provide passenger elevator service to the Premises 24 hours per day, 7 days per week; provided, however. Landlord may limit passenger elevator service during times other than Ordinary Business Hours. Landlord shall provide at least one freight elevator serving the Premises, available upon Tenant’s prior request, on a nonexclusive “first come, first serve” basis with other Building or Complex tenants, on all Business Days from 7:00 a.m. to 3:30 p.m., which hours of operation are subject to change.
     Section 10.4 Heating. Ventilation and Air Conditioning. Landlord shall furnish to the Premises heating, ventilation and air-conditioning (“HVAC”) in accordance with the Design Standards set forth in Exhibit D during Ordinary Business Hours. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the Design Standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant shall install, if missing, blinds or shades on all windows, which blinds and shades shall be subject to Landlord’s reasonable approval, and shall keep operable windows in the Premises closed, and lower the blinds when necessary because of the sun’s position, whenever the HVAC System is in operation or as and when required by any Requirement. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.
     Section 10.5 Overtime Freight Elevators and HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the Premises during any periods other than as set forth in Section 10.3 and Section 10.4 (“Overtime Periods”). If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building or Complex office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator or HVAC service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the established rates from time to time for such services in the Building or Complex, plus a fee equal to fifteen percent (15%) of such established rates, along with Landlord’s reasonable out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, plus a fee equal to fifteen percent (15%) of such out-of-pocket costs.
     Section 10.6 Cleaning. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, as an exhibition area or classroom, for storage, as a shipping room, mail room or similar purposes, for private bathrooms, showers or exercise facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment) to be cleaned, substantially in accordance with the standards set forth in Exhibit E. Any areas of the Premises which Landlord is not required to clean hereunder or which require additional cleaning shall be cleaned, at Tenant’s expense, by Landlord’s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord’s cleaning contractor and its employees shall have access to the Premises at all times except between 8;00 a.m. and 5:30 p.m. on weekdays which are not Observed Holidays.
     Section 10.7 Water. Landlord shall provide water in the core lavatories on each floor of the Building. If Tenant requires water for any additional purposes, Tenant’ shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.
     Section 10.8 Refuse Removal. Landlord shall provide refuse removal services at the Building for ordinary office refuse and rubbish. Tenant shall pay to Landlord, Landlord’s reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal.
     Section 10.9 Directory. The lobby shall contain a directory wherein the Building’s tenants shall be listed. Tenant shall be entitled to a proportionate share of such listings, based on the rentable square footage of the Premises.
     Section 10.10 Telecommunications. If Tenant requests that Landlord grant access to the Building or Complex to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within 7 days. Tenant acknowledges that nothing set forth in this Section 10.10 shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in Its sole discretion, shall have the right to determine which telecommunications service providers shall have access to Building or Complex facilities.
     Section 10.11 Service interruptions. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for any Work of Improvement which, in Landlord’s reasonable judgment, is necessary or appropriate, until such Unavoidable Delay, accident or emergency shall cease or such Work of Improvement is completed and, except as expressly provided in Section 6.3 above, or in this Section 10.11, Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of, electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Except as otherwise expressly provided herein, Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord or any of the Landlord Parties. If any service or utility to the Premises should become unavailable (i) due to the negligence or willful misconduct of Landlord or any of the Landlord Parties for a period in excess of twenty-four (24) consecutive hours or (ii) for any other reason for a period in excess of six (6) consecutive Business Days, and Tenant, in its reasonable business judgment, elects to close the Premises as a result thereof, all Rent and other charges shall abate from the commencement of said unavailability of such service or utility until such time as said service or utility is restored to the Premises and Tenant is reasonably able to operate its business within the Premises.
     Section 10.12 Additional Services. Any service requested of Landlord by Tenant (a) not specifically required to be provided by Landlord as set forth in this Lease or (b) beyond the regular scope or hours of such service required to be provided by Landlord as set forth in this Lease shall be provided by Landlord at the established rates from time to time for such services in the Building or Complex, plus a fee equal to fifteen percent (15%) of such established rates, along with Landlord’s out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra services, plus a fee equal to fifteen percent (15%) of such out-of-pocket costs.
ARTICLE 11
INSURANCE; PROPERTY LOSS OR DAMAGE
Section 11.1 Tenant’s Insurance.
          (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:
               (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord’s Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 25. The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings. The self insured retention for such policy shall not exceed $10,000. Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties);
               (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies, insuring Tenant’s Property and all Alterations and improvements to the Premises (including the Initial Installations) to the extent such Alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building (“Building Standard Installations”), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000;
               (iii) during the performance of any Alteration, until completion thereof, Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;
               (iv) Workers’ Compensation Insurance, as required by law;
               (v) Business Interruption Insurance covering a minimum of one year of anticipated gross income;
               (vi) if the Building, Complex or Real Property includes a parking garage or surface parking lot that is utilized by Tenant, Commercial Automobile Liability Insurance for any owned, non-owned or hired vehicles with a combined single limit with respect to each occurrence in an amount of not less than $1,000,000; and
               (vii) such other insurance in such amounts as the insured Parties may reasonably require from time to time.
          (b) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers admitted to do business in the State of Illinois and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of “A-” or better and a “Financial Size Category” of at least “X” or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.
          (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article 11 and that the Insured Parties are named as additional insured’s (the “Policies”), Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of the Policies. In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company, on the form currently designated “Accord 27” (Evidence of Property Insurance) and “Accord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insured’s, which endorsement is at least as broad as ISO policy form “CG 20 11 Additional Insured - Managers or Lessors of Premises” (pre-1999 edition) and which endorsement expressly provides coverage for the negligence of the additional insured’s, which certification shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (i) conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination or change to the Policies that would affect the interest of any of the Insured Parties.
     Section 11.2 Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Above Building Standard Installations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.
     Section 11.3 Restoration.
          (a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property or (ii) except as provided in Section 11.3(b), any Alterations or improvements to the Premises to the extent such Alterations or improvements exceed Building Standard installations (“Above Building Standard Installations”). So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.3, and provided Tenant timely delivers to Landlord either Tenant’s Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant’s Above Building Standard Installations, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible ) and is not used by Tenant bears to the total area of the Premises.
          (b) As a condition precedent to Landlord’s obligation to repair or restore any Above Building Standard Installations, Tenant shall (i) pay to Landlord upon demand a sum (“Tenant’s Restoration Payment”) equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and Initial Installations in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Building Standard Installations, or (ii) furnish to Landlord security (the “Restoration Security”) in form and amount reasonably acceptable to Landlord to secure Tenant’s obligation to pay all costs in excess of restoring the Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant’s Restoration Payment or the Restoration Security, as applicable, or (2) a waiver by Tenant, in form satisfactory to Landlord, of all of Landlord’s obligations to repair or restore any of the Above Building Standard Installations, in either case within 30 days after Landlord’s demand therefor, Landlord shall have no obligation to restore any Above Building Standard Installations and Tenant’s abatement of Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall cease when the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Complete.
     Section 11.4 Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.3, (a) if the Premises are totally damaged or are rendered wholly untenantable, (b) if the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), (c) if any Mortgagee shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt or any Lessor shall terminate the Superior Lease, as the case may be, or (d) if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies, then in any of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.
     Section 11.5 Tenant’s Termination Right. If the Premises are damaged or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord does not elect to terminate the Lease pursuant to Section 11.4, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed. If (i) such date, as set forth in the Restoration Notice, is more than 12 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than 30 days following delivery of the Restoration Notice to Tenant or (ii) Landlord fails to Substantially Complete the repair or restoration of the Premises within 120% of the number of days set forth in the Restoration Notice, then Tenant, upon not less than 30 days’ prior written notice, may elect to terminate this Lease (either such notice in (i) or (ii) a “Termination Notice”). If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4; provided, however, than in the case of a Termination Notice delivered pursuant to clause (ii) above, such Termination Notice shall be null and void if Landlord Substantially Completes such repair or restoration within such 30-day period.
     Section 11.6 Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 11.6, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than 90 days.
     Section 11.7 Landlord’s Liability. Any Building or Complex employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or Complex, or by construction of any private, public or quasi-public work, or any latent defect in the Premises, in the Building or Complex (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of casually insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building or Complex, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.
     Section 11.8 Landlord’s Insurance. Landlord shall maintain the following insurance (“Landlord’s Insurance”), the premiums of which will be included in Operating Expenses: (1) Commercial General Liability Insurance applicable to the Real Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $5,000,000.00; (2) all Risk Property insurance on the Building at replacement cost value with a deductible not to exceed $100,000.00; (3) Worker’s Compensation insurance as required by the State of Illinois and in amounts as may be required by applicable statute; and (4) Employer’s Liability Coverage of at least $1,000,000.00 per occurrence.
ARTICLE 12
EMINENT DOMAIN
     Section 12.1 Taking.
          (a) Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.
          (b) Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.
          (c) Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a portion of the Real Property, the Building or the Premises, terminate this Lease. Landlord agrees that it will not discriminate against Tenant vis a vis other tenants in the Building with similar premises in electing to terminate this Lease.
          (d) Tenant’s Termination Right. If the part of the Real Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises or the remaining portion of the Premises is no longer reasonably suitable for the conduct of Tenant’s business therein, Tenant may terminate this Lease by notice to Landlord given within 60 days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Above Building Standard Installations.

          (e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.
     Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Above Building Standard Installations included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.
     Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.
ARTICLE 13
ASSIGNMENT AND SUBLETTING
     Section 13.1 Consent Requirements.
          (a) No Transfers. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.
          (b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.
          (c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed.

     Section 13.2 Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises (sometimes referred to herein as a “Transfer”), Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises (“Tenant’s Asking Rate”). Such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 50% or more of the rentable square footage of the Premises, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 30 days after delivery of Tenant’s notice. If Landlord exercises its option to terminate this Lease with respect to all or a portion of the Premises, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than 90 days after the date of the above notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant or to any other party. Tenant shall pay all costs to make the Partial Space a self-contained rental unit and to install any required Building corridors.
     Section 13.3 Intentionally Omitted.
     Section 13.4 Conditions to Assignment/Subletting.
          (a) If Landlord does not exercise either of Landlord’s options provided under Sections 13.2 and 13.3, and provided that no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied within 15 Business Days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, (iii) all of the terms of the proposed Transfer and the consideration therefor, together with a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) any other information Landlord may reasonably request. The factors Landlord may consider in determining whether to grant or withhold consent shall include, but not be limited to, the following:
               (i) the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building and Complex, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises other than for the Permitted Use required by any other lease in the Building or Complex;

               (ii) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;
               (iii) the Transferee is not then an occupant of the Building or Complex;
               (iv) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior 3 months negotiating a letter of intent in connection with the rental of comparable space in the Building or Complex;
               (v) whether the granting of such consent shall result in there being more than 2 subtenants in each floor of the Premises;
               (vi) the proposed Transfer is either a sublease or a non-collateral complete assignment;
               (vii) the proposed Transfer would not cause Landlord to be in violation of any Requirements or any other lease, Mortgage, Superior Lease or agreement to which Landlord is a party and would not give a tenant of the Real Property a right to cancel its lease; and
               (viii) the Transferee shall not be either a governmental agency or an instrumentality thereof, nor shall the Transferee be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the County of Cook and State of Illinois.
          The parties hereby agree, without limitation as to other reasonable grounds for withholding consent, that it shall be reasonable under this Lease and under applicable law for Landlord to withhold consent to any proposed Transfer based upon failure of any of the foregoing criteria.
          (b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:
               (i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;
               (ii) no sublease shall be for a term ending later than one day prior to the Expiration Date;
               (iii) no Transferee shall take possession of any part of the Premises until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.4(a);
               (iv) if an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 13.8, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and

               (v) Tenant shall, upon demand, reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent; and
               (vi) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease or which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the sublet space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.4{b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment
     Section 13.5 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant and any guarantor shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.
     Section 13.6 Tenant’s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 90 days after the giving of such consent, or the amount of space subject to any such sublease varies by more than 10% from that specified in the notice given by Tenant to Landlord pursuant to Section 13.2, or the net effective rent payable under such sublease is less than 95% of Tenant’s Asking Rate, or if there are any changes in the terms and conditions of the proposed assignment or sublease such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Article 13, then Tenant shall again comply with all of the provisions and conditions of Sections 13.2 and 13.4 before assigning this Lease or subletting all or part of the Premises.

     Section 13.7 Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days of Landlord’s consent to such assignment or sublease (or if such assignment or sublease is permitted hereunder without Landlord’s prior consent, within 60 days of the effective date of such assignment or sublease), deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising the sublet space (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:
          (a) In the case of an assignment, on the effective date of the assignment, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including key money, bonus money and any sums paid for services rendered by Tenant to the Transferee in excess of fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or
          (b) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment accruing during the term of the sublease in respect of the sublet space (together with any sums paid for services rendered by Tenant to the Transferee in excess of fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.
     The amount payable under this Section 13.7 with respect to any particular Transfer is sometimes referred to herein as the “Transfer Premium.” Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, such event shall, at Landlord’s option, be deemed to be an Event of Default (as such term is defined in Section 15.1 below) and Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.
     Section 13.8 Transfers.
          (a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively, “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Article the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership interests in Tenant on the Effective Date (y) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant’s net assets, and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions or the merger, consolidation or conversion of Tenant into or with another business entity. The provisions of Section 13.1 shall not apply to transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant’s assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill, organization costs and other intangible assets) that is sufficient to meet the obligations of Tenant under this Lease and is at least equal to the net worth of Tenant (1) immediately prior to such merger, consolidation, conversion or transfer, or (2) on the Effective Date, whichever is greater, (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction, (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, (v) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, and (vi) such transfer does not cause Landlord to be in default under any existing lease at the Real Property. Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with the original Tenant (a “Related Entity”) to sublet all or part of the Premises or assume this Lease for any Permitted Uses, provided the Related Entity is in Landlord’s reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall such sublease or any assignment relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.8 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction approved by Landlord, or if an Event of Default by Tenant exists under this Lease.
          (b) Applicability. The limitations set forth in this Section 13.8 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.8 shall be a transfer in violation of Section 13.1.
          (c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building or its affiliate agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.
     Section 13.9 Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Transferee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

     Section 13.10 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.
     Section 13.11 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s reasonable discretion by notice to Tenant.
     Section 13.12 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.
ARTICLE 14
ACCESS TO PREMISES
     Section 14.1 Landlord’s Access.
          (a) Landlord, Landlord’s agents and utility service providers servicing the Building or Complex, upon reasonable prior notice to Tenant, may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount or materially detracts from the appearance of the Premises. Landlord shall reasonably coordinate such work with Tenant so as to minimize its interference with Tenant’s use of the Premises. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.
          (b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency (in which event no notice shall be required), to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or tenants during the last six (6) months of the Term and their respective agents and representatives or others and to perform Work of Improvement to the Premises, the Building or Complex.
          All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building System, Building or Complex facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building and Complex operations, maintenance, alterations and repairs.
     Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building or Complex is commonly known.
     Section 14.3 Substitution of Other Premises. Landlord shall have the right to move Tenant to other space in the Building or Complex substantially comparable to the Premises (which space shall be on the 30th floor or higher and located on the north side of the Building), and all terms hereof shall apply to the new space with equal force. In such event, Landlord (w) shall give Tenant prior notice, (x) shall provide Tenant, at Landlord’s expense, with tenant improvements substantially comparable to those in the Premises, (y) shall, at Landlord’s expense, move Tenant’s effects to the new space at such time and in such manner as to inconvenience Tenant as little as reasonably practicable (which, at Tenant’s sole election, may include moving on a weekend), and (z) shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses incurred in connection with such relocation. In connection with such relocation of the Premises, the parties shall execute an amendment to this Lease stating the relocation of the Premises. Tenant shall vacate and surrender the Premises on the relocation date in the condition required by Section 18.1 below, and any failure to do so shall be subject to Section 18.2.
     Section 14.4 Light and Air. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Work of Improvement, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.
ARTICLE 15
DEFAULT
     Section 15.1 Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:

          (a) Tenant fails to pay when due any installment of Rent and such default shall continue for five (5) days after notice of such default is given to Tenant (which notice may be in the form of an Illinois Statutory 5-day notice utilized in forcible entry and detainer proceedings), except that if Landlord shall have given two such notices of default in the payment of any Rent in any 12-month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such 12-month period after the giving of 2 such notices shall constitute an Event of Default; or
          (b) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (10 days with respect to a default under Article 3, Article 9 or Section 26.10) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3, Article 9 or Section 26.10) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days; or
          (c) if Landlord applies or retains any part of the security held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or if Landlord draws on any Letter of Credit (as hereinafter defined), in part or in whole, and Tenant fails to provide Landlord with a replacement Letter of Credit, within 5 days after notice by Landlord to Tenant stating the amount applied, retained or drawn, as applicable; or
          (d) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or
          (e) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof.
     Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant notice of cancellation of this Lease (or of Tenant’s possession of the Premises), in which event this Lease and the Term (or Tenant’s possession of the Premises) shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15. Any notice of cancellation of the Term (or Tenant’s possession of the Premises) may be given simultaneously with any notice of default given to Tenant.

     Section 15.2 Landlord’s Remedies.
          (a) Possession/Relating. If this Lease and the Term, or Tenant’s right to possession of the Premises, terminates as provided in Section 15.1:
               (i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such termination, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages there for), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises.
               (ii) Landlord’s Relating. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such relating, for failure to collect any rent due upon any such relating; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. However, to the extent required by law, Landlord shall use reasonable efforts to mitigate its damages but shall not be required to divert prospective tenants from any other portions of the Building or Complex. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such relating or proposed relating, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.
          (b) Tenant’s Waiver. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.
          (c) Tenant’s Breach. Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

     Section 15.3 Landlord’s Damages.
     (a) Amount of Damages. If this Lease and the Term, or Tenant’s right to possession of the Premises, terminates as provided in Section 15.1, then:
               (i) Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination;
               (ii) Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;
               (iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and
               (iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.
          (b) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceeds the Fixed Rent reserved in this Lease. Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3.
     Section 15.4 Interest. If any payment of Rent is not paid within 5 Business Days of when due, interest shall accrue on such payment, from the date such payment became due until paid at the interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest,, if any amount is not paid when due, a late charge equal to 5% of such amount shall be assessed; provided, however, that on 2 occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.
     Section 15.5 Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without lability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than 5 days after notice from Landlord to Tenant demanding the payment of such arrears.
ARTICLE 16
LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES
     If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense; (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building or Complex, (ii) materially interferes with the efficient operation of the Building or Complex, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 10 days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises or as a result of any default by Tenant under this Lease, together with an amount equal to fifteen percent (15%) thereof for Landlord’s overhead, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord, Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease, attributable directly to Tenant’s use and occupancy of the Premises or presence at the Building or Complex, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within 10 Business Days after receipt of Landlord’s invoice for such amount.

ARTICLE 17
NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL
     Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Complex, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by Implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.
     Section 17.2 No Money Damages. Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.
     Section 17.3 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.
ARTICLE 18
END OF TERM
     Section 18.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and Specialty Alterations.
     Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at sufferance, subject to all the terms, covenants and conditions of this Lease except that, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to (i) with respect to the first 2 calendar months of such holdover, one and one half times the Real payable under this Lease for the last full calendar month of the Term, and (ii) with respect to any period after the initial 2 calendar months of holdover, two times the Rent payable under this Lease for the last full calendar month of the Term, (b) be liable to Landlord for (1) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (2) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.
ARTICLE 19
QUIET ENJOYMENT
     Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord or claiming a right superior to Landlord’s, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.
ARTICLE 20
NO SURRENDER; NO WAIVER
     Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.
     Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.
ARTICLE 21
WAIVER OF TRIAL BY JURY; COUNTERCLAIM
     Section 21.1 Jury Trial Waiver. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER

PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.
     Section 21.2 Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.
ARTICLE 22
NOTICES
     Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or 3 Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier.
ARTICLE 23
RULES AND REGULATIONS
     All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time, to adopt additional reasonable Rules and Regulations and to reasonably amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building or Complex tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord agrees not to enforce the Rules and Regulations more stringently against Tenant than against other tenants of the Building or Complex in general. To the extent Tenant is permitted access to the adjoining property in the Complex, the Rules and Regulations shall apply thereto.
ARTICLE 24
BROKER
     Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent. Landlord agrees to pay a commission to Tenant’s Broker pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.
ARTICLE 25
INDEMNITY
     Section 25.1 Tenant’s Indemnity. Tenant shall not do or permit to be done any act or thing upon the Premises, the Building or Complex which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Except to the extent of any such injury or damage resulting from the negligence or willful misconduct of Landlord or Landlord’s agents or employees, Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of all Tenant Parties, (ii) against the Indemnitees arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.
     Section 25.2 Landlord’s Indemnity. Landlord shall indemnify, defend, protect and hold harmless Tenant and the Tenant Parties from and against all Losses incurred by Tenant arising from any accident, injury or damage to any person or the property of any person in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the negligence or willful misconduct of Landlord or its employees or agents or resulting from any breach, violation or non-performance of any covenant, condition or agreement of this Lease on the part of Landlord to be fulfilled, kept, observed or performed.
     Section 25.3 Defense and Settlement. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding In the Indemnitee’s name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant’s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant’s liability insurance carried under Section 11.1 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or If there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant’s reasonable expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the

Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.
     Section 25.4 Defense and Settlement. If any claim, action or proceeding is made or brought against Tenant or the Tenant Parties (a “Tenant Indemnitee”), then upon demand by such Tenant indemnitee, Landlord, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Tenant indemnitee’s name (if necessary), by attorneys approved by the Tenant indemnitee, which approval shall not be unreasonably withheld (attorneys for Landlord’s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, a Tenant Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Landlord’s liability insurance carried under Section 11.1 for such claim and Landlord shall pay the reasonable fees and disbursements of such attorneys. If Landlord fails to diligently defend or if there is a legal conflict or other conflict of interest, then Tenant may retain separate counsel at Landlord’s reasonable expense. Notwithstanding anything herein contained to the contrary, Landlord may direct the Tenant Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Tenant Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid In full exclusively by Landlord at the time such settlement is reached, (c) such settlement shall not require the Tenant Indemnitee to admit any liability, and (d) the Tenant Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.
ARTICLE 26
MISCELLANEOUS
     Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.
     Section 26.2 Transfer of Real Property. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Landlord Transfer”) by such Landlord (or upon any subsequent landlord after the Landlord Transfer by such subsequent landlord) of its interest in the Building, Complex or the Real Property, as the case may be, and in the event of any such Landlord Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of the Landlord Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building, Complex or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of the Landlord Transfer.
     Section 26.3 Limitation on Liability. The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and Tenant shall not look to any other properly or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Lease.
     Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.
     Section 26.5 Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any Inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.
     Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the State of Illinois.
     Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.
     Section 26.8 Lease Disputes.
          (a) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of Illinois or the United States District Court for the Northern District of Illinois and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.
          (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.
     Section 26.9 Landlord’s Agent. Unless Landlord delivers notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building, the Complex or the Real Property.
     Section 26.10 Estoppel. Within 20 days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Letter of Credit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other factual matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 26,10 may be relied upon by any purchaser or owner of the Real Property, the Building, the Complex, or all or any portion of Landlord’s interest in the Real Property, the Building, the Complex, or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.
     Section 26.11 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be Interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.
     Section 26.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.
     Section 26.13 No Recordation of Lease. This Lease shall not be recorded by either Landlord or Tenant.
     Section 26.14 Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.
     Section 26.15 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

     Section 26.16 Inability to Perform. Landlord and Tenant shall use reasonable efforts to promptly notify each other of any Unavoidable Delay which prevents such party from fulfilling any of its obligations under this Lease. Notwithstanding the foregoing, in no event shall an Unavoidable Delay affect, impair or excuse Tenant’s obligation to (i) timely pay all Rent, (ii) to timely deliver notice of exercise of its renewal right, or (iii) to maintain all insurance required to be maintained by Tenant under this Lease.
     Section 26.17 Financial Statements. Tenant shall from time to time, within ten (10) Business Days after request by Landlord in connection with a sale or refinancing of the Building, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer and in form reasonably satisfactory to Landlord.
     Section 26.18 Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code of 1986 as amended (the “Code”) and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section 26.18 shall be structured so that the net economic results to Landlord and Tenant shall be identical to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord’s other rights under this Section 26.18, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.
ARTICLE 27
LETTER OF CREDIT
     Section 27.1 Form of Letter of Credit; Letter of Credit Amount. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit G and containing the terms required herein, payable in the City of Chicago, Illinois, running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Office of Banks and Real Estate of the State of Illinois, or a national banking association, in the amount of Two Hundred Ninety Three Thousand Two Hundred Fifty Seven and 00/100 Dollars ($293,257.00) (the “Letter of Credit Amount”). The Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the Commencement Date and continuing until the date (the “LC Expiration Date”) that is one hundred twenty (120) days after the expiration of the Term (as the same may be extended), and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least ninety (90) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication #500. If Tenant exercises its option to extend the Term pursuant to Article 28 of this Lease then, not later than ninety (90) days prior to the commencement of the Renewal Term, Tenant shall deliver to Landlord a new Letter of Credit or certificate of renewal or extension evidencing the LC Expiration Date as one hundred twenty (120) days after the expiration of the Renewal Term. The form and terms of the Letter of Credit and the bank issuing the same (the “Bank”) shall be acceptable to Landlord, in Landlord’s reasonable discretion. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Landlord under the terms and conditions of this Lease, or (2) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (4) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit.
     Section 27.2 Transfer of Letter of Credit by Landlord. The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease, In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.
     Section 27.3 Maintenance of Letter of Credit by Tenant. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 27, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 15.1 of this Lease, the same shall constitute an Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than ninety (90) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 27, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Article 27, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
     Section 27.4 Landlord’s Right to Draw Upon Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Tenant under this Lease. If an Event of Default shall occur, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

Section 27.5 Potential Reduction of Letter of Credit.
          (a) Definitions. For purposes of this Section 27.5, the following terms shall have the meanings set forth below:
               (i) “Reduction Date” means August 1, 2007 and each August 1st thereafter during the Term, including but not after August 1, 2015.
               (ii) “Reduced Amount” means an amount equal to the amount shown on the chart below for such Reduction Date:

Reduction Date	Reduced Amount
August 1, 2007	$234,606.00
August 1, 2008	$187,685.00
August 1, 2009	$150,148.00
August 1, 2010	$120,118.00
August 1, 2011	$96,095.00
August 1, 2012	$76,876.00
August 1, 2013	$61,501.00
August 1, 2014	$49,200.00
August 1, 2015	$39,360.00
          (b) Reduction Procedure.
               (i) Following each Reduction Date, and provided that (A) no Event of Default or default that, with the giving of notice and/or the passage of time, shall constitute an Event of Default, then exists and (B) no Event of Default described in Section 15.1(a) hereof has occurred on two or more occasions during the portion of the Term preceding such Reduction Date, Tenant shall be entitled to reduce the Letter of Credit to the Reduced Amount corresponding to such Reduction Date.
               (ii) Promptly following any such Reduction Date, Tenant may provide written notice to Landlord of any such permitted reduction in the amount of the Letter of Credit, which notice shall additionally certify that Tenant is in compliance with all requirements of this Article 27, and from and after Landlord’s receipt of such notice and confirmation of Tenant’s compliance with such requirements, Tenant shall be authorized to deliver a substitute or amended Letter of Credit to Landlord satisfying the requirements set forth in Section 27.1 above and in the Reduced Amount as set forth in this Section, and Landlord shall exchange the prior Letter of Credit for the substitute Letter of Credit in cooperation with the Issuing Bank.
               (iii) Notwithstanding anything to the contrary herein, if the Letter of Credit is reduced pursuant to this Section to $39,360.00, Tenant shall not be entitled to any further reduction of the Letter of Credit for the remainder of the Term of this Lease, including any renewal or extension thereof.

ARTICLE 28
RENEWAL OPTION
     Section 28.1 Renewal Option. Tenant shall have the right to renew the Term for all of the Premises for one (1) renewal term of five (5) years (the “Renewal Term”) which shall commence on the day following the expiration of the initial Term and end on the fifth (5th) anniversary of the Expiration Date, unless such Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if (a) Tenant shall have notified Landlord in writing of Tenant’s exercise of such renewal right not more than fifteen (15) months nor less than twelve (12) months prior to the Expiration Date, (b) at the time of the exercise of such right and immediately prior to the Expiration Date, no Event of Default shall have occurred and be continuing hereunder, (c) the Tenant named herein (i.e., KR Callahan & Company, LLC) shall not have assigned the Lease and shall be in occupancy of one hundred percent (100%) of the rentable area of the Premises at the time such notice is given, and (d) there shall not have occurred any material adverse change in the financial condition of Tenant from the condition described in the financial statements submitted by Tenant to Landlord in connection with this Lease, Time is of the essence with respect to the giving of the notice of Tenant’s exercise of the renewal option. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that the Fixed Rent shall be determined as provided in Section 28.2 and Tenant shall have no further right to renew the Term following the expiration of the Renewal Term. Upon the commencement of the Renewal Term, (A) the Renewal Term shall be added to and become part of the Term (but shall not be considered part of the initial Term), (B) any reference to “this Lease,” to the “Term,” and “term of this Lease” or any similar expression shall be deemed to include such Renewal Term, and (C) the expiration of such Renewal Term shall become the Expiration Date.
     Section 28.2 Renewal Term Rent. If the Term shall be renewed as provided in this Article 28, the annual Fixed Rent payable during the Renewal Term shall be equal to ninety-five percent (95%) of the Fair Market Value, as hereinafter defined. As used herein, the term “Fair Market Value” shall mean the fair market annual Fixed Rent of the Premises as of the commencement date of the Renewal Term (the “Calculation Date”), for a term equal to the Renewal Term, based on comparable space in the Building, or on comparable space in first-class office buildings of comparable age and quality in the West Loop downtown area of Chicago, Illinois, including all of Landlord’s services provided for in this Lease, and with the Premises considered as vacant, and in “as is” condition existing as of the Calculation Date. The calculation of Fair Market Value shall also be adjusted to take into account any Landlord Concessions (as defined below), if any. Within thirty (30) days following Landlord’s receipt of Tenant’s notice in which Tenant exercises Tenant’s renewal option, Landlord shall advise Tenant in writing (the “Rent Notice”) of (x) Landlord’s determination of Fair Market Value, and (y) any concessions, allowances or other benefits Landlord is willing to offer Tenant for the Renewal Term (the “Landlord Concessions”). If Tenant shall disagree with Landlord’s determination of Fair Market Value, Tenant shall have the right to rescind its earlier exercise of its renewal right by notifying Landlord in writing within thirty (30) days of Tenant’s receipt of Landlord’s Rent Notice, whereupon the Term of the Lease shall end on the Expiration Date. If Tenant shall fail to timely exercise such rescission right, the Term of this Lease shall be extended for the Renewal Term upon the terms and conditions set forth in the Rent Notice.
     Section 28.3 Agreement of Terms. Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement evidencing the extension of the

Term for the Renewal Term and the terms of such Renewal Term in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.
ARTICLE 29
TENANT’S EARLY TERMINATION RIGHT
Provided that no Event of Default shall have occurred under this Lease and be continuing hereunder at either the time of exercise or as of the Early Termination Date, Tenant shall have a one (1) time option, exercisable if at all, by irrevocable notice to Landlord delivered no later than the last day of the seventy-second (72nd) month of the initial Term to terminate this Lease effective as of the last day of the eighty-fourth (84th) month of the initial Lease Term (the “Early Termination Date”). If Tenant elects to so terminate this Lease, Tenant shall pay to Landlord a termination fee in the amount of $270,928.55 (the “Termination Fee”) simultaneously with Tenant’s delivery of the notice of termination. If Tenant fails to timely deliver to Landlord its notice of termination or timely make its payment of the Termination Fee, the Tenant’s rights pursuant to this Article 29 shall lapse and be of no further force or effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:

227 MONROE STREET, INC.,		KR CALLAHAN & COMPANY, LLC,
a Delaware corporation		an Illinois limited liability company

By:	/s/ David Augarten David Augarten	By:	/s/ Kevin R. Callahan
Its:	Vice President	Its:	Senior Partner

EXHIBIT A
Floor Plan
The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

A-1

EXHIBIT B
Definitions
     Base Rate: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).
     Building Systems: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).
     Business Days: All days, excluding Saturdays, Sundays and Observed Holidays.
     Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.
     Common Areas: The lobby, plaza and sidewalk areas, and other similar areas of general access on or in the Real Property or Complex and the areas on individual multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises.
     Comparable Buildings: First-class office buildings of comparable age and quality in Chicago, Illinois.
     Complex: The Real Property and the adjoining property, which together are known as Franklin Center and are comprised of the AT&T Corporate Center and the USG Building, located at, respectively, 227 West Monroe Street and 222 West Adams Street, Chicago, Illinois.
     Deficiency: The difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys’ fees and disbursements, and alteration costs).
     Excluded Expenses: (a) Taxes; (b) franchise or income taxes imposed upon Landlord; (c) mortgage amortization and interest; (d) leasing commissions; (e) the cost of tenant installations and decorations incurred in connection with preparing space for any Building tenant, including workletters and concessions; (f) fixed rent under Superior Leases, if any; (g) management fees to the extent in excess of the greater of (A) 3.5% of the gross rentals and other revenues collected for the Real Property (plus reimbursable expenses payable in connection with property management services), and (B) fees charged by Landlord or related entities for the management by any of them of other first class properties in the area of the Building; (h) wages, salaries and benefits paid to any persons above the grade of property manager or chief engineer; (i) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages; (j) costs of services provided to other tenants of the Building on a “rent-inclusion” basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursed by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of penalties or fines; (m) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (n) advertising and promotional expenses in connection with leasing of the Building; (o) the costs of installing, operating and maintaining a specialty improvement, including a conference center, a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club unless Tenant is permitted to make use of such facility without additional cost (other than payments for key deposits, use of towels, or other incidental items) or on a subsidized basis consistent with other users; (p) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord’s failure to timely pay Operating Expenses or Taxes; (q) costs incurred in connection with the removal, encapsulation or other treatment of asbestos or any other Hazardous Materials (classified as such on the Effective Date) existing in the Premises in violation of applicable Requirements as of the date hereof; (r) the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 7.1; (s) costs of any leasing office located at the Building; (t) costs due to violation by Landlord or its agent of the terms and conditions of any lease or of any law, statute, ordinance or of any insurance rating bureau or other quasi-public authority, or of any debt agreement or ground lease; (u) any cost paid to any person or entity related to Landlord which is in excess of the amount which would be paid absent such relationships; and (v) expenses incurred by Landlord in connection with the transfer or disposition of the Land or Building or Landlord’s interest therein.
     Governmental Authority: The United States of America, the City of Chicago, County of Cook, or State of Illinois, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property.
     Hazardous Materials: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as “hazardous substances,” “toxic substances,” “contaminants,” “pollutants” or words of similar import.
     HVAC System: The Building System designed to provide heating, ventilation and air conditioning.
     Indemnitees: Landlord, Landlord’s Agent, each Mortgagee and Lessor, and each of their respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives.
     Lessor: A lessor under a Superior Lease.

     Losses: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.
     Mortgage(s): Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.
     Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage.
     Observed Holidays: New Years Day, Martin Luther King Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, plus days observed by the State of Illinois, the City of Chicago and/or the labor unions servicing the Building as holidays.
     Ordinary Business Hours: 8:00 a.m. to 6:00 p.m. on Business Days.
     Prohibited Use: Any use or occupancy of the Premises that in Landlord’s reasonable judgment would: (a) cause damage to the Building or Complex or any equipment, facilities or other systems therein; (b) impair the appearance of the Building or Complex; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises, the Building, the Complex, or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building or Complex tenant or occupants; (e) violate the certificate of occupancy issued for the Premises, the Building or Complex; (f) materially and adversely affect the first-class image of the Building or Complex; or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building or Complex. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain) and/or warming kitchens installed for the use of Tenant’s employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance.

     Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including, without limitation, (A) the Americans With Disabilities Act, 42 U.S.C. §12.101 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and (B) any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters and landmarks protection, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, (iv) utility service providers, and (v) Mortgagees or Lessors. “Requirements” shall also include the terms and conditions of any certificate of occupancy issued for the Premises, the Building or Complex, and any other covenants, conditions or restrictions affecting the Building, the Complex and/or the Real Property from time to time.
     Rules and Regulations: The rules and regulations annexed to and made a part of this Lease as Exhibit F, as they may be modified from time to time by Landlord.
     Specialty Alterations: Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character. All Specialty Alterations are Above-Building Standard Installations.
     Substantial Completion: As to any construction performed by any party in the Premises, “Substantial Completion” or “Substantially Completed” means that such work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises or which in accordance with good construction practices should be completed after the completion of other work in the Premises, Building or Complex.
     Superior Lease(s): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.
     Tenant Delay: Any delays that occur as a result in one or more of the following: (i) Tenant’s request for changes to the Initial Installations, or otherwise, whether or not approved by Landlord, (ii) Tenant’s failure to approve estimates of costs or furnish an amount equal to Landlord’s estimate of costs within the time required under this Lease (which shall give Landlord the absolute right to postpone or suspend any work required of Landlord until such amount is furnished to Landlord, without limiting Landlord’s other remedies), (iii) any upgrades, special work or other Above Building Standard Installations, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays or difficulties in obtaining building permits, requirements for any governmental approval, permit or action beyond the issuance of normal building permits, or other delays not typically encountered in connection with Landlord’s standard office improvements, (iv)the performance by Tenant or Tenant’s contractors, agents or employees of any work at or about the Premises or Property, or (v) any act or omission of Tenant or Tenant’s contractors, agents or employees, or any breach by Tenant of any provisions contained in this Lease.
     Tenant Party: Tenant and any subtenants or occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.
     Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, telecommunications, data and other cabling, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building or Complex.
     Unavoidable Delays: The inability of any party to this Lease to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by such party or such party’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations or inability to supply or delay in supplying any equipment or fixtures, if such party’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond such party’s reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by the other party or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

EXHIBIT C
WORKLETTER
     1. Proposed and Final Plans.
          (a) On or before May 23, 2006, Tenant shall cause to be prepared and delivered to Landlord, for Landlord’s approval, the following proposed drawings (“Proposed Plans”) for all improvements Tenant desires to complete or have completed in the Premises (the “Initial Installations”):
               (i) Architectural drawings (consisting of demolition plans, floor construction plan, ceiling lighting and layout, power, and telephone plan).
               (ii) Mechanical drawings (consisting of HVAC, sprinkler, electrical, telephone, and plumbing). Mechanical drawings shall include a tabulation of connected electrical load and an analysis of anticipated electrical demand load.
               (iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details).
          (b) All architectural drawings shall be prepared at Tenant’s sole expense by a licensed architect employed by Tenant and approved by Landlord. Tenant shall deliver three sets of reproducible architectural drawings to Landlord. All mechanical drawings shall be prepared at Tenant’s sole expense by a licensed engineer designated by Landlord, whom Tenant shall employ. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in reviewing the Proposed Plans. Notwithstanding the foregoing, the “Space Plans” prepared by Gensler Architects shall be paid for by Landlord and shall not be included in the costs paid for or credited against the Landlord’s Contribution.
          (c) Within 10 days after Landlord’s receipt of the architectural drawings, Landlord shall approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord’s approval.
          (d) Within 10 days after receipt of mechanical drawings, Landlord shall approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any changes required to obtain Landlord’s approval.
          (e) If Landlord disapproves of, or requests additional information regarding the Proposed Plans, Tenant shall, within 10 days thereafter, revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord. Landlord shall, within 10 days after receipt of Tenant’s revised plans, approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any additional changes which may be required to obtain Landlord’s approval, If Landlord disapproves the revised plans specifying the reason therefor, or requests further additional information, Tenant shall, within 10 days of receipt of Landlord’s required changes, revise such plans and resubmit them to Landlord or deliver to Landlord such further information as Landlord has requested. Landlord shall, again within 10 days after receipt of Tenant’s revised plans, approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of further changes, if any, required for Landlord’s approval. This process shall continue until Landlord has approved Tenant’s revised Proposed Plans. “Final Plans” shall mean the Proposed Plans, as revised, which have been approved by Landlord and Tenant in writing. Landlord agrees not to withhold or delay its approval unreasonably so long as such Initial Installations (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building, the Complex or the Premises, (iv) do not violate any Requirement, and (v) utilize Building Standard Installations (as hereafter defined) or better quality materials and finishes.
          (f) All Proposed Plans and Final Plans shall comply with all applicable Requirements. Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord’s prior approval, which shall not be unreasonably withheld or delayed; provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the Building’s or Complex’s structure, Building Systems (including intrabuilding network telephone cable), equipment or the appearance or value of the Building or Complex.
     2. Performance of the Initial installations.
          (a) Filing of Final Plans, Permits. Tenant, at its sole cost and expense, shall file the Final Plans with the Governmental Authorities having jurisdiction over the Initial Installations. Tenant shall furnish Landlord with copies of all documents submitted to all such Governmental Authorities and with the authorizations to commence work and the permits for the Initial Installations issued by such Governmental Authorities. Tenant shall not commence the Initial installations until the required governmental authorizations for such work are obtained and delivered to Landlord.
          (b) Landlord Approval of Contractors. No later than 5 days following Landlord’s approval of the Final Plans, Tenant shall enter into a contract for construction of the Initial Installations with either Leopardo Construction or Belcaster Commercial Contractors, LLC (the “General Contractor”). Tenant’s construction contract with the General Contractor shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld. The General Contractor shall be responsible for all required construction, management and supervision. Tenant shall cause the Initial Installations to be performed in an expeditious manner and shall be substantially completed by the Commencement Date or as soon thereafter as reasonably practical. In addition, Tenant shall only utilize for purposes of mechanical, electrical, structural, sprinkler, and fire and life safety those contractors as specifically designated by Landlord (collectively, the “Essential Subs”), which list of Essential Subs shall include 3 names each for those Essential Subs engaged in mechanical, electrical or structural contracting and 1 Essential Sub for fire alarm and life safety. Tenant shall submit to Landlord not less than 10 days prior to commencement of construction the following information and items:
               (i) The names and addresses of the other subcontractors, and subsubcontractors (collectively, together with the General Contractor and Essential Subs, the “Tenant’s Contractors”) Tenant intends to employ in the construction of the Initial Installations. Landlord shall have the right to approve or disapprove Tenant’s Contractors, and Tenant shall employ, as Tenant’s Contractors, only those persons or entities approved by Landlord. All contractors and subcontractors engaged by or on behalf of Tenant for the Premises shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building and /or Complex.
               (ii) The scheduled commencement date of construction, the estimated date of completion of construction work, fixturing work, and date of occupancy of the Premises by Tenant.
               (iii) Itemized statement of estimated construction cost, including permits and fees, architectural, engineering, and contracting fees.
               (iv) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.
          (c) Access to Premises. Tenant, its employees, designers, contractors and workmen shall have access to the Premises prior to the Commencement Date to construct the Initial Installations, provided that Tenant and its employees, agents, contractors, and suppliers only access the Premises via the Building freight elevator, work in harmony and do not interfere with the performance of other work in the Building or Complex by Landlord, Landlord’s contractors, other tenants or occupants of the Building or Complex (whether or not the terms of their respective leases have commenced) or their contractors. If at any time such entry shall cause, or in Landlord’s reasonable judgment threaten to cause, such disharmony or interference, Landlord may terminate such permission upon 24 hours’ notice to Tenant, and thereupon, Tenant or its employees, agents, contractors, and suppliers causing such disharmony or interference shall immediately withdraw from the Premises, the Building and the Complex until Landlord determines such disturbance no longer exists.
          (d) Landlord’s Right to Perform. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any of the Initial Installations which (i) Landlord reasonably deems necessary to be done on an emergency basis, (ii) pertains to structural components or the general Building systems, or (iii) pertains to the erection of temporary safety barricades or signs during construction.
          (e) Warranties. On completion of the Initial Installations, Tenant shall provide Landlord with copies of all warranties of at least one year duration on all the Initial Installations. At Landlord’s request, Tenant shall enforce, at Tenant’s expense, all guarantees and warranties made and/or furnished to Tenant with respect to the Initial Installations.
          (f) Protection of Building and Complex. All work performed by Tenant shall be performed with a minimum of interference with other tenants and occupants of the Building and Complex and shall conform to the Rules and Regulations and those rules and regulations governing construction in the Building and Complex as Landlord or Landlord’s Agent may Impose. Tenant will take all reasonable and customary precautionary steps to protect its facilities and the facilities of others affected by the Initial Installations and to properly police same and Landlord shall have no responsibility for any loss by theft or otherwise. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and at such time as Landlord shall direct so as not to burden the operation of the Building or Complex. Landlord shall advise Tenant in advance of any special delivery and loading dock requirements. Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord may require daily clean-up if required for fire prevention and life safety reasons or applicable laws and reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord’s cleanup requirements. At the completion of the Initial Installations, Tenant’s Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises, Building and Complex. Any damage caused by Tenant’s Contractors to any portion of the Building, the Complex or to any property of Landlord or other tenants shall be repaired forthwith after written notice from Landlord to its condition prior to such damage by Tenant at Tenant’s expense.
          (g) Compliance by all Tenant Contractors. Tenant shall impose and enforce all terms hereof on Tenant’s Contractors and its designers, architects and engineers. Landlord shall have the right to order Tenant or any of Tenant’s Contractors, designers, architects or engineers who willfully violate the provisions of this Workletter to cease work and remove himself or itself and his or its equipment and employees from the Building and Complex.
          (h) Accidents, Notice to Landlord. Tenant’s Contractors shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Landlord and with all applicable Requirements for the safety of persons or property. Tenant shall advise the Tenant’s Contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within 3 days of its occurrence.
          (i) Required Insurance. Tenant shall cause Tenant’s Contractors to secure, pay for, and maintain during the performance of the construction of the Initial Installations, insurance in the following minimum coverages and limits of liability:
               (i) Workmen’s Compensation and Employer’s Liability Insurance as required by Requirements.
               (ii) Commercial General Liability Insurance (including Owner’s and Contractors’ Protective Liability) in an amount not less than $2,000,000 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000, and with umbrella coverage with limits not less than $10,000,000. Such insurance shall provide for explosion and collapse, completed operations coverage with a two-year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.
               (iii) Business Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000 for each person in one accident, and $1,000,000 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000 for each accident. Such insurance shall insure Tenant’s contractors against any and all claims for bodily injury, including death resulting there from, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.
               (iv) “All-risk” builder’s risk insurance upon the entire initial installations to the full insurance value thereof. Such insurance shall include the interest of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Initial installations and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, and malicious mischief. If portions of the Initial Installations are stored off the site of the Building or in transit to such site are not covered under such “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Initial Installations.” Any loss insured under such “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interest may appear, subject to the agreement reached by such parties in interest, or in the absence of any such agreement, then in accordance with a final, nonappealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged the initial Installations shall be made in accordance with the terms and provisions of the Lease including, this Work letter. The waiver of subrogation provisions contained in the Lease shall apply to the “all-risk” builder’s risk insurance policy to be obtained by Tenant pursuant to this paragraph (iv).
All policies (except the Workmen’s Compensation policy) shall be endorsed to include as additional named insureds Landlord and its officers, employees, and agents, Landlord’s contractors, Landlord’s architect, Tishman Speyer Properties, L.P., any Mortgagees and Superior Lessors and such additional persons as Landlord may designate. Such endorsements shall also provide that all additional insured parties shall be given 30 days’ prior written notice of any reduction, cancellation, or nonrenewal of coverage by certified mail, return receipt requested (except that 10 days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by such additional insured parties. At Tenant’s request, Landlord shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance then maintained by Landlord. Additionally, where applicable, such policy shall contain a cross liability and severability of interest clause.
To the fullest extent permitted by law, Tenant (and Tenant’s Contractors) shall indemnify and hold harmless the Indemnitees from and against all Losses necessitated by activities of the indemnifying party’s contractors, bodily Injury to persons or damage to property of the Indemnitees arising out of or resulting from the performance of work by the indemnifying party or its contractors. The foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Tenant’s Contractors under Workers’ or Workmen’s Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

          (j) Quality of Work. The Initial Installations shall be constructed in a first-class workmanlike manner using only good grades of material and in compliance with the Final Plans, all insurance requirements, applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by Landlord for the Building and the Complex. The quality of the Initial Installations shall be equal to or of greater quality than the Building Standard Installations; provided that Landlord shall have the right to require that Tenant not deviate from certain of the Building Standard Installations. If Tenant requests that it not be required to install a Building Standard Installations suspended ceiling in all or any portion of the Premises, and in lieu thereof employ an “open” ceiling, Landlord reserves the right to require that Tenant install a Building Standard Installations ceiling upon the expiration or earlier termination of the Term.
          (k) “As-Built” Plans. Upon completion of the Initial Installations, Tenant shall furnish Landlord with “as built” plans and air balance reports for the Premises, final waivers of lien for the Initial Installations, a detailed breakdown of the costs of the Initial Installations (which may be in the form of an owner’s affidavit) and evidence of payment reasonably satisfactory to Landlord, and an occupancy permit for the Premises. The “as-built” plans shall be prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated In DFX format or another format acceptable to Landlord.
          (l) Mechanics’ Liens. Tenant shall not permit any of the Tenant’s Contractors to place any lien upon the Building or Complex, and if any such lien is placed upon the Building or Complex, Tenant shall within 10 days of notice thereof, cause such lien to be discharged of record, by bonding or otherwise. If Tenant shall fail to cause any such lien to be discharged, Landlord shall have the right to have such lien discharged and Landlord’s expense in so doing, including bond premiums, reasonable legal fees and filing fees, shall be immediately due and payable by Tenant.
     3. Payment of Costs of the Initial Installations.
          (a) Subject to Landlord’s Contribution as provided in Paragraph 3(b) below, the Initial Installations shall be installed by Tenant at Tenant’s sole cost and expense. The cost of the Initial Installations shall include, and Tenant agrees to pay Landlord for, the following costs (“Landlord’s Costs”); (i) the cost of all work performed by Landlord on behalf of Tenant and for all materials and labor furnished on Tenant’s behalf, and (ii) the cost of any services provided to Tenant or Tenant’s Contractors including but not limited to the cost for rubbish removal, hoisting, and utilities to the extent not included in general conditions charges by the general contractor. Landlord may render bills to Tenant monthly for Landlord’s Costs (provided that the supervision fee shall be billed based on the cost of the Initial Installations performed during the period in question). All bills shall be due and payable no later than the 15th day after delivery of such bills to Tenant.
          (b) Landlord shall pay to Tenant an amount not to exceed Landlord’s Contribution toward the cost of the Initial Installations, provided as of the date on which Landlord is required to make payment thereof, (i) the Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Initial Installations in excess of Landlord’s Contribution. Landlord’s Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to the Premises in connection with the Initial

Installations, except that Tenant may apply up to 20% of Landlord’s Contribution to pay “soft costs”, consisting of architectural, consulting, engineering and legal fees, and furniture and equipment (exclusive of computer equipment) acquired for use in the Premises, incurred in connection with the Initial Installations, as well as moving expenses in connection with Tenant’s relocation to the Premises. Upon the completion of the Initial Installations and satisfaction of the conditions set forth below, and provided further that there has not then occurred an Event of Default under the Lease, Tenant may apply a portion (not to exceed an aggregate of $120,090.00) of any remaining balance of Landlord’s Contribution to the installment(s) of Rent next coming due under the Lease; provided further, however, that as of the date which is 24 months following the Commencement Date any amount of Landlord’s Contribution which has not been so applied shall be retained by Landlord. Except as otherwise expressly set forth herein. Tenant shall not be entitled to receive any portion of Landlord’s Contribution not actually expended by Tenant in the performance of the Initial Installations in accordance with this Workletter.
          (c) Landlord shall make progress payments to Tenant on a monthly basis, for the work performed during the previous month, less a retainage of 10% of each progress payment (“Retainage”). Each of Landlord’s progress payments shall be limited to that fraction of the total amount of such payment, the numerator of which is the amount of Landlord’s Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the Initial Installations, then Landlord’s reasonable estimate thereof) for the performance of all of the Initial Installations shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord on or prior to the 10th day of any month, such progress payments shall be made within 30 days next following the delivery to Landlord of requisitions therefor, signed by the chief financial officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) with the exception of the first requisition, copies of conditional waivers and releases of lien upon progress payment in the form prescribed in the Requirements from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the Final Plans and (iii) such other documents and information as Landlord may reasonably request, including in connection with title drawdowns and endorsements. Any requisition made following the 10th day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made. Landlord shall disburse the Retainage upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under this Section 3(c), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Initial Installations by Governmental Authorities having jurisdiction thereover, (B) final “as-built” plans and specifications for the Initial Installations as required pursuant to Section 2(k) and (C) issuance of final, unconditional lien waivers and releases in the form prescribed by the Requirements by all contractors, subcontractors and material suppliers covering all of the Initial Installations. Notwithstanding anything to the contrary set forth in this Section 3(c), if Tenant does not pay any contractor or supplier as required by this provision, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and Tenant agrees the same shall be deemed Additional Rent and shall be paid by Tenant within 10 days after Landlord delivers to Tenant an invoice therefor.
          (d) If Tenant elects to perform the Initial Installations in two or more stages, then the amount of Landlord’s Contribution to be made available to Tenant in connection with each such stage (and subject to the limitations as set forth in Section 3(b), shall be in an amount equal to the product of (i) Landlord’s Contribution, and (ii) a fraction, the numerator of which is the rentable square footage of the portion of the Premises Tenant elects to so improve during such stage of construction and the denominator of which is the rentable square footage of the entire Premises.
     4. Miscellaneous.
          (a) All defined terms as used herein shall have the meanings ascribed to them in the Lease.
          (b) Tenant agrees that, in connection with the Initial Installations and its use of the Premises prior to the commencement of the Term of the Lease, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of rent, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Initial Installations or installations made in the Premises, or to any personal property placed therein, the same being at Tenant’s sole risk.
          (c) Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.
          (d) This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.
          (e) The failure by Tenant to pay any monies due Landlord pursuant to this Workletter within the time period herein stated shall be deemed an Event of Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 15.4 of the Lease.

EXHIBIT D
Design Standards
AT&T Corporate Center
          (a) HVAC. The Building HVAC System serving the Premises is designed to maintain average temperatures within the Premises during Ordinary Business Hours of (i) not less than 70° F. during the heating season when the outdoor temperature is -10° F. and (ii) not more than 77° F. and 50% humidity +/- 5% during the cooling season, when the outdoor temperature is 95o F. dry bulb and 75° F. wet bulb, with, in the case of clauses (i) and (ii), a population load per floor of not more than one person per 100 square feet of useable area, other than in dining and other special use areas per floor for all purposes, and shades fully drawn and closed, including lighting and power, and to provide at least .2 CFM of outside ventilation per square foot of rentable area. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or rearrangement of partitioning after the initial preparation of the Premises which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning system serving the Premises at Tenant’s expense.
          (b) Electrical. The Building Electrical system serving the Premises is designed to provide:
               (i) 2.0 watts per usable square foot of voltage (120/208 volt) connected power for lighting, and
               (ii) 5.0 watts (3rd thru 28th floors) or 3.0 watts (29th thru 60th floors) per usable square foot of voltage (120/208 volt) connected power for convenience receptacles.

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EXHIBIT E
Cleaning Specifications
GENERAL CLEANING
NIGHTLY
General Offices:
1.	All hard surfaced flooring to be swept using approved dustdown preparation.

2.	Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

3.	Hand dust and wipe clean all furniture, fixtures and window sills.

4.	Empty all waste receptacles and remove wastepaper.

5.	Wash clean all Building water fountains and coolers.

6.	Sweep all private stairways.
     Lavatories:
1.	Sweep and wash all floors, using proper disinfectants.

2.	Wash and polish all mirrors, shelves, bright work and enameled surfaces.

3.	Wash and disinfect all basins, bowls and urinals.

4.	Wash all toilet seats.

5.	Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

6.	Empty paper receptacles, fill receptacles from tenant supply and remove wastepaper.

7.	Fill toilet tissue holders from tenant supply.

8.	Empty and clean sanitary disposal receptacles.
WEEKLY
1.	Vacuum all carpeting and rugs.

2.	Dust all door louvers and other ventilating louvers within a person’s normal reach.

3.	Wipe clean all brass and other bright work.

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NOT MORE THAN 3 TIMES PER YEAR
     High dust premises complete including the following:
1.	Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2.	Dust all vertical surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning.

3.	Dust all Venetian blinds.

4.	Wash all windows.

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EXHIBIT F
Rules and Regulations
     (1) Access to Real Property. On Saturdays, Sundays and Holidays, and on other days between the hours of 7:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Real Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Real Property may be restricted and access gained by use of a key to the outside doors of the Real Property, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by any Person (as defined below) engaged in activities which are illegal or violate these Rules and Regulations, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Real Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving. As used in these Rules and Regulations, the term “Person” shall mean any individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.
     (2) Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Real Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing, Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.
     (3) Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.
     (4) Walls and Floors. Tenant shall use carpet protectors for all desk chairs. Tenant shall not install linoleum, tile, carpet, wall-paper or other floor or wall covering which is tacked, glued or otherwise affixed to prevent easy removal. Tenant shall not mark, drive nails, screw or drill into, any walls, partitions, woodwork or plaster, or in any other way deface the Premises or any part thereof.
     (5) Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.
     (6) Property Tradename, Likeness, Trademarks and “AT&T.” Tenant shall not in any manner use the name of the Real Property or Complex for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or the letters “AT&T,” or any picture or likeness of the Real Property, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material.
     (7) Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Real Property only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk. Landlord may inspect items brought into the Real Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Real Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Real Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Real Property shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Real Property without Landlord’s prior written approval.
     (8) Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Real Property. Vendors must use freight elevators and service entrances.
     (9) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises, or Real Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.
     (10) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges there for. The term “key” shall include mechanical, electronic or other keys, cards and passes.
     (11) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone,

electrical, plumbing or other utility closets (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of Article 10 respecting electric installations and connections and telephone lines and connections, and Article 5 respecting Alterations in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever.
     (12) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.
     (13) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Section 8.1(b) respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.
     (14) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Requirements or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Real Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.
     (15) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules and Regulations. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Real Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Real Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.
     (16) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Real Property and shall not allow the adjustment (except by Landlord’s authorized Real Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Building Systems, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.
     (17) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).
     (18) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.
     (19) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Real Property.
     (20) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Real Property or elsewhere or impair or interfere with computers, faxes or telecommunication lines or equipment at the Real Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Real Property, (ix) make or permit objectionable noise, vibration, or odor to emanate from the Premises, (x) do anything in or about the Premises or Real Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Real Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Real Property, create waste to the Premises or Real Property, cause demonstrations, protests, loltering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Real Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Real Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials), (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Real Property, or (xvi) do or permit anything to be done upon the Premises or Real Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Real Property or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Real Property.
     (21) Parking. The following Rules and Regulations shall apply in the below-grade Real Property garage:
     (i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, in common with Landlord and other tenants at the Real Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including a valet system, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties/and (z) restrict or prohibit full size vans and other large vehicles.
     (ii) Monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel parking privileges. No deductions from the monthly rate will be made for days on which the garage is not used by Tenant or its designees. In case of any violation of these Rules and Regulations, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Real Property without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse.
     (iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.
     (iv) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.
     (22) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules and Regulations and Regulations, as they may be amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules and Regulations, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

EXHIBIT G
Form of Letter of Credit

Contact Phones:
IRREVOCABLE LETTER OF CREDIT

, 20___	Our irrevocable standby Letter of Credit:
No.
Beneficiary:
Applicant:
227 Monroe Street, Inc.

Attention:
Attention:

Amount: Exactly USD $
( Dollars)

Final Date of Expiration:
[INSERT DATE WHICH IS ONE
HUNDRED TWENTY (120) DAYS AFTER
LEASE EXPIRATION DATE]
     We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No.                      in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $                     .
     This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: “Drawn under                      [INSERT NAME OF BANK] Letter of Credit No.                     ” and accompanied by the original of this Letter of Credit. Such sight draft may be signed by Beneficiary or Beneficiary’s managing agent.
     Special conditions:
     Partial draws, as well as multiple presentations and drawings, under this Letter of Credit are permitted. Notwithstanding anything to the contrary contained herein, this Letter of Credit shall expire permanently without renewal on                     [INSERT DATE WHICH IS ONE HUNDRED TWENTY (120) DAYS AFTER LEASE EXPIRATION DATE].
     This Letter of Credit shall be automatically extended for an additional period of one (1) year, without amendment, from the present or each future expiration date but in any event not beyond                     [INSERT DATE WHICH IS ONE HUNDRED TWENTY (120) DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of

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Credit, unless, at least sixty (60) days prior to the then current expiration date, we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.
     We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us on or before the expiration date of this Letter of Credit, regardless of whether Applicant disputes such presentation.
     This Letter of Credit is transferable one or more times and any such transfer shall be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant’s consent thereto, transfer all or any portion of Beneficiary’s interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary’s rights and interests in and to that certain lease agreement dated                     , by and between                     , as landlord, and                     , as tenant, for premises located at                     ,                     ,                     . The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.
     Except so far as otherwise expressly stated, this documentary credit is subject to Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber Of Commerce Publication No. 500.

By:
Authorized signature
Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

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EXHIBIT H
Form of SNDA

(the “Lender”)
- and -
(Tenant)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated: , 200_

Location:

County:
UPON
RECORDATION RETURN TO:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) made as of the ___ day of                     , 200___ by and between                                                                                                                      (the “Lender”), and                                                             , an                     , having  an address  at                                         ,                     ,                      (“Tenant”).
RECITALS
          A. Tenant is the tenant under a certain lease (the “Lease”) dated                                         , with                                                              , a                                                              (“Landlord”) or its predecessor in interest, of premises described in the Lease (the “Premises”) located in a certain office building known as                                          located in the County of                                          , State of                                          and more particularly described in Exhibit A attached hereto and made a part hereof (such office building, including the Premises, is hereinafter referred to as the “Property”).
          B. Landlord represents to Tenant that Landlord has executed a deed of trust in favor of Lender pursuant to which Landlord encumbered Landlord’s interest in the Property to secure, among other things, a loan made by Lender (or its predecessor in interest) to Landlord on terms more particularly set for in that certain Loan Agreement between Lender (or its predecessor in interest) and Landlord. The Deed of Trust and the Loan Agreement, along with other pertinent loan documents are hereinafter collectively referred to as the “Security Documents”.
AGREEMENT
          For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

          2. Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.
          3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.
          4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:
          (a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or
          (e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or
          (f) bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender or a predecessor of Lender.
          5. Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.
          6. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.
          7. Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.
          8. The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Lender’s prior written consent in each instance.
          9. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:
               If to Tenant:

               If to Lender:

          10. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.
          11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.
          12. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
          This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.
          The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

          Witness the execution hereof [under seal] as of the date first above written.

LENDER:

By:

Name:

Title:

TENANT:

By:

Name:

Title:

          The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

By:
Name:

Title:

[ADD APPROPRIATE ACKNOWLEDGMENT]
STATE OF                                                             )
                                                                                )SS.
COUNTY OF                                                         )
          On                          , 200___, personally appeared the above named                                              , a                      of                                             , and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires:____________
                                        , ss.
          On                     , 200___, personally appeared the above named                     , the                     , of                      and acknowledged the foregoing to be the free act and deed of said                     , before me.

Notary Public
My commission expires:____________
                                        , ss.
          On                     , 200___, personally appeared the above named                     , the                     , of                      and acknowledged the foregoing to be the free act and deed of said                     , before me.

Notary Public
My commission expires:____________